Exhibit 99.2

SPECIAL MEETING OF THE SHAREHOLDERS OF

WENDY’S INTERNATIONAL, INC.

, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	FOR	AGAINST	ABSTAIN
1.	Adoption of the Agreement and Plan of Merger, dated as of April 23, 2008, among Triarc Companies, Inc., Green Merger Sub, Inc. and Wendy's International, Inc.

2.

Approval of motion to adjourn the Special Meeting to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.

The Board of Directors recommends a vote FOR the adoption of the Agreement and Plan of Merger, dated as of April 23, 2008, among Triarc Companies, Inc., Green Merger Sub, Inc. and Wendy's International Inc. and FOR the approval of motion to adjourn the Special Meeting to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.

I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check here if you wish to attend the meeting.
Please check here if you have written comments on the reverse side hereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

If you plan to attend the Special Meeting of Shareholders, please check the box found on the Proxy Card (reverse side of this form). Detach this Admission Ticket and bring it with you to the meeting.

The Admission Ticket and a government-issued picture identification will be required to enter the meeting.

WENDY'S INTERNATIONAL, INC.

Special Meeting of Shareholders

Wendy's Corporate Headquarters

One Dave Thomas Blvd. (4288 W. Dublin-Granville Road)

Dublin, Ohio 43017

, 2008

_:00 a.m., Local Time

WENDY'S INTERNATIONAL, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting

, 2008

The undersigned hereby constitutes and appoints Kerrii B. Anderson, Leon M. McCorkle, Jr. and Brendan P. Foley, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Wendy's International, Inc. to be held at Wendy's Corporate Headquarters, One Dave Thomas Boulevard (4288 West Dublin-Granville Road), Dublin, Ohio 43017, on              , 2008, and at any adjournments or postponements thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you either sign and return this card or vote electronically.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the adoption of the Agreement and Plan of Merger and FOR any possible adjournment of the Special Meeting.

(If you have written in the space below, please mark the corresponding box on the reverse side of the card.)

(Continued and to be signed on the reverse side.)

COMMENTS: